Exhibit 99.2

FOR IMMEDIATE RELEASE

Primoris Services Corporation Board of Directors

Declares $0.03 Per Share Cash Dividend

Dallas, TX — August 9, 2012 — Primoris Services Corporation (NASDAQ GS: PRIM) (“Primoris” or “Company”) today announced that on August 3, 2012, its Board of Directors declared a $0.03 per share cash dividend to stockholders of record as of October 1, 2012, payable on or about October 15, 2012.

ABOUT PRIMORIS

Founded in 1946, Primoris, through various subsidiaries, has grown to become one of the largest specialty contractors and infrastructure companies in the United States. Serving diverse end markets, Primoris provides a wide range of construction, fabrication, maintenance, replacement, water and wastewater, and engineering services to major public utilities, petrochemical companies, energy companies, municipalities, and other customers. Since December 2009, Primoris has doubled its size and the Company’s national footprint now extends from Florida, along the Gulf Coast, through California, into the Pacific Northwest and Canada.  For additional information, please visit www.prim.com

Company Contact

Kate Tholking

Director of Investor Relations

(214) 740-5615

ktholking@prim.com

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